UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington	98011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following approval by its stockholders at the 2015 Annual Meeting (described in greater detail below), on May 21, 2015, OncoGenex Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate Amendment”), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate Amendment, which is effective as of May 21, 2015, increased the number of the Company’s authorized shares of common stock from 50,000,000 shares to 75,000,000 shares.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, the Company held its 2015 Annual Meeting at which the Company’s stockholders (i) elected the six directors identified in the table below to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, (iii) approved an amendment to the Company’s 2010 Performance Incentive Plan to increase the total shares of common stock available for issuance under the 2010 Performance Incentive Plan from 2,800,000 to 4,300,000 and (iv) approved an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 50,000,000 to 75,000,000. Set forth below are the final voting tallies for the Company’s 2015 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Neil Clendeninn	6,454,671	413,718	9,869,314
Scott Cormack	6,471,761	396,628	9,869,314
Jack Goldstein	6,455,561	412,828	9,869,314
Martin Mattingly	6,454,744	413,645	9,869,314
Stewart Parker	6,465,254	403,135	9,869,314
David Smith	6,461,376	407,013	9,869,314

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	16,473,289	247,824	16,590	0
Amendment to 2010 Performance Incentive Plan	6,327,020	515,248	26,121	9,869,314
Amendment to Certificate of Incorporation	13,571,600	1,869,298	1,296,805	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: May 22, 2015	/s/ John Bencich
John Bencich Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

5